德恒律师事务所	Deheng Law Offices

12/F, Tower B, Focus Place, No.19 Finance Street	Tel: (86) 010-66575888
Beijing, P.R. China 100033	Fax: (86) 010-65232181
中国 • 北京西城区金融街19号	Website: www.dehenglaw.com
富凯大厦B座12层邮编：100033	E-mail: DeHeng@ dehenglaw.com

[  ], 2011

To:	Heilongjiang Lanxi Sunrise Linen Textile Industry Co., Ltd.
Chengdong Street, Lanxi Town, Heilongjiang Province, PRC

We are qualified lawyers of the People’s Republic of China (the “PRC”, for the purpose of this legal opinion, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan) and are qualified to issue this legal opinion (the “Opinion”) based on any and all laws, regulations, statutes, rules, decrees, notices, and supreme court’s judicial interpretations currently in force and publicly available in the PRC as of the date hereof (the “PRC Laws”).

We have acted as the PRC legal counsel of Heilongjiang Lanxi Sunrise Linen Textile Industry Co., Ltd. (the “Company”) in connection with responding to the comments, insofar the PRC Laws are concerned, by United States Securities and Exchange Commission contained in the Staff letters, addressed to Zhao Chunfu with respect to the Registration Statement on Form F-1, filed on December 17, 2010, as amended through the date hereof, (the “Registration Statement”) of China Linen Textile Industry, Ltd.

For the purpose of this Opinion, we have reviewed and relied on the documents, information, explanations, interpretations and the factual statements provided to us by the Company and/or the senior management staff of the Company (the “Documents”).

In arriving at the opinions expressed below, we have assumed without independent investigation or inquiry (collectively, the “Assumptions”):

i.	All signatures, seals and chops are genuine, all Documents submitted to us as originals are authentic, and all Documents as certified or photostatic copies conform to the originals;

ii.
Each of the parties to the Documents other than PRC companies is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation; each of them, other than PRC companies, has full power and authority to execute, deliver and perform its obligations under the Documents to which it is a party in accordance with the laws of its jurisdiction of organization;

iii.	The Documents that were presented to us remain in full force and effect on the date of this Opinion and have not been revoked, amended or supplemented;

iv.	The laws of any country other than PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with;

v.
All the government approval authorities mentioned in the Documents have the power, right or due authorization to approve the relevant matters on which it has delivered the approvals, permits, licenses or certificates, as the case may be;

vi.
All the explanations and interpretations provided by the government officers, which duly reflect the official position of the relevant governmental authorities, and all factual statements, and all the information, explanations and interpretations provided by the Company, including but not limited to the statements set forth in the Documents, are complete, true and correct.

This Opinion is rendered on the basis of the PRC Laws effective as of the date hereof.  There is no assurance that any of such laws will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect. We do not purport to be expert on and do not purport to be generally familiar with or qualified to express opinions based on any laws other than the PRC Laws and accordingly express or imply no opinion herein based upon any laws other than the PRC Laws.

Based on the foregoing, we are of the opinion that:

Nothing has come to our attention that causes us to believe, the disclosure on the PRC taxation laws and regulations in the Registration Statement and its amendments as of this Opinion, to the best of our knowledge after due inquiry, contains any untrue statement of a material fact or omits to state a material fact that is necessary to make the statements herein not misleading.

The statements in the “Taxation―People's Republic of China Taxation” section of the Registration Statement constitute this Opinion.

This Opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressed stated herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein.

We hereby consent to being named as the PRC legal counsel of the Company in relation to the “Taxation―People's Republic of China Taxation” section of the Registration Statement and to the discussion of this Opinion in the Registration Statement. We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement.

[Signature Page Follows]

Yours faithfully,

/s/ Beijing DeHeng Law Office